EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT





COMPANY                                           JURISDICTION OF REGISTRANT

Direct Merchants Credit                           National Banking Association
Card Bank, National Association
(d/b/a Direct Merchants Bank)


Metris Direct, Inc.                               Minnesota
(d/b/a Metris Direct)


Metris Receivables, Inc.                          Delaware


Metris Funding Co.                                Delaware


Metris Asset Funding Co.                          Delaware


Metris Direct Services, Inc.                      Delaware